Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 21, 1998 accompanying the consolidated financial statements incorporated by reference or included in the Annual Report of Patriot Bank Corp. and Subsidiaries on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statement of Patriot Bank Corp. and Subsidiaries on Form S-8 (File No. 333-13981, effective October 11, 1996).

Philadelphia, Pennsylvania
March 19, 1998